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                                                                    EXHIBIT 10.1

                                JOINT VENTURE AND
                          JOINT CONTRIBUTION AGREEMENT


         THIS JOINT VENTURE AND JOINT CONTRIBUTION AGREEMENT (the "AGREEMENT") is made and entered into effective as of June 26, 2003, by and among Active IQ Technologies, Inc., a Minnesota corporation ("ACTIVE IQ"), Hawk Precious Minerals Inc., a corporation organized under the laws of the Canadian Province of Ontario ("HAWK"), and Hawk Precious Minerals USA, Inc., a Minnesota corporation and wholly owned subsidiary of Hawk ("HAWK SUB"), in connection with the formation and organization of a joint-venture limited liability company to be organized under the laws of the State of Minnesota (the "COMPANY").


                                  INTRODUCTION

         A. Hawk is a party to those certain Heads of Agreement by and among Hawk and Kwagga Gold (Proprietary) Limited, a corporation existing under the laws of the Republic of South Africa (such entity is hereinafter referred to as "KWAGGA"), and AfriOre International (Barbados) Limited, dated June 4, 2003 (the "KWAGGA AGREEMENT").

         B. Pursuant to the Kwagga Agreement, Hawk has obtained certain rights with respect to certain lands located in the Republic of South Africa, including the right to fund and participate in all operations conducted on, and at least a 35% interest in the profits derived from, such lands for the purpose of exploring for and exploiting base and/or precious metals discovered therein, if any (such purpose shall be hereinafter referred to as the "PROJECT").

         C. Hawk wishes to assign its rights in, to and under the Kwagga Agreement, and thereby acquire a partner in its participation in the Project, in exchange for agreements to assume Hawk's obligations to contribute capital to the enterprise by and between Hawk and Kwagga, and for an issuance of certain securities of Active IQ, as described herein, pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended.

         D. For the above purposes, Hawk and Active IQ have entered into a Letter of Intent dated June 4, 2003 (the "LETTER OF INTENT") outlining the terms and conditions for the formation and operation of a joint-venture limited liability company to be organized under the laws of the State of Minnesota, the members of which shall be Active IQ and Hawk Sub (Active IQ and Hawk Sub are collectively referred to hereinafter as the "MEMBERS"); in exchange for the contributions and transactions described herein, each Member will receive a 50% membership interest in the Company in the form of membership units (the "UNITS") pursuant to the terms of this Agreement.

         E. The parties wish to enter into an Agreement with respect to the formation of and contribution of capital and property to the Company, in the form of this Agreement, in order to effect the transactions contemplated by the Letter of Intent.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing facts and premises which are hereby made a part of this Agreement, the mutual promises of the Members contained herein, the mutual benefits to be gained by the performance of this Agreement, and for other good and valuable consideration the receipt and


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sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                     CONTRIBUTIONS AND MEMBERSHIP INTERESTS

         1.1 Contribution by Active IQ.

                  (a) Subject to the terms and conditions of this Agreement, Active IQ shall make a contribution to the Company in an amount equal to Two Million One Hundred Thousand Dollars and No/100 ($2,100,000.00) (the "ACTIVE IQ CONTRIBUTION") in the following manner:

                           (i) Five Hundred Thousand Dollars and No/100
                  ($500,000.00) at the Closing (as defined in Section 2.1);

                           (ii) One Million Dollars and No/100 ($1,000,000.00)
                  on or prior to the First Funding Date (as defined in Section
                  3.3 of the Member Control Agreement, as defined below); and

                           (iii) Six Hundred Thousand Dollars and No/100
                  ($600,000.00) on or prior to the Second Funding Date (as defined in Section 3.3 of the Member Control Agreement, as defined below).

                  (b) The above-described installments of the Active IQ Contribution shall be payable on the respective dates for contribution, in U.S. dollars, by wire transfer of immediately available funds to an account mutually agreed upon by the Members prior to Closing.

                  (c) On the Closing Date (as defined in Section 2.1) and in exchange for the Active IQ Contribution, Active IQ shall receive 2,100,000 million Units of the Company in the manner provided in
         Section 2.2(c) of this Agreement, and described in Section 3.2 of the member control agreement by and among the Members and Company, dated June 26, 2003 (the "MEMBER CONTROL AGREEMENT"), a copy of which Member Control Agreement is attached hereto as Exhibit A to this Agreement and hereby incorporated by reference as a part of this Agreement.

         1.2 Contribution by Hawk Sub.

                  (a) Subject to the terms and conditions of this Agreement, Hawk Sub shall make a contribution to the Company of all of its rights, title and interest in, to and under the Kwagga Agreement, as the same shall have been assigned on or prior to the Closing Date by Hawk to Hawk Sub pursuant to Section 1.3 below.

                  (b) Subject to the terms and conditions of this Agreement, Hawk Sub shall make a contribution to the Company of all of its rights, title and interest in, to and under the Oxide Zone Rights (as such term is defined in Section 3.1(k) below) (the contributions by Hawk Sub of the Kwagga Agreement, described above in paragraph (a), and Oxide Zone Rights described in this paragraph (b), are collectively referred to hereinafter as the "HAWK SUB CONTRIBUTION;" and are referred to collectively with the Active IQ Contribution as THE "CONTRIBUTIONS"), as the same shall have been assigned on or prior to the Closing Date by Hawk to Hawk Sub pursuant to Section 1.3 below. The parties acknowledge and understand that Hawk Sub's contribution of the Oxide Zone Rights will, initially upon the Effective Date, consist of rights to obtain a mining lease as, if and when Hawk (i) obtains such a mining lease with


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         respect to the property located near Hawk Junction, Ontario or (ii)
         determines that it is otherwise legally entitled to assign an ownership interest in the Oxide Zone Rights.

                  (c) On the Closing Date and in exchange for the Hawk Sub Contribution, Hawk Sub shall receive 2,100,000 million Units of the Company in the manner provided in Section 2.2(c) of this Agreement, and described in Section 3.2 of the Member Control Agreement.

                  (d) In addition to the issuance of Company Units described above, Hawk Sub shall receive, as additional consideration and incentive for the Hawk Sub Contribution hereunder, the issuance of common stock of Active IQ, $0.01 par value per share (the "COMMON STOCK"), described in Section 1.5 below.

         1.3 Hawk Agreement to Assign. Subject to the terms and conditions of this Agreement, Hawk hereby agrees to assign the Kwagga Agreement and the Oxide Zone Rights (as and to the extent contemplated in Section 1.2) to Hawk Sub on or prior to the Closing, and to cause Hawk Sub to make the Hawk Sub Contribution described in Section 1.2 above. The assignments of the Kwagga Agreement and the Oxide Zone Rights shall be effected by the execution and delivery of assignments in the form attached hereto as Exhibit B.

         1.4 Third Party Consents. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of or an agreement to assign any asset, claim or right or any benefit arising under or resulting from any such asset, claim or right if an attempted assignment thereof or an agreement to assign such asset, claim or right, without the consent of a third party, would (a) constitute a breach or other contravention of the rights of such third party, (b) be ineffective with respect to any party to an agreement concerning such asset, claim or right, or (c) in any way adversely affect the rights of the Company under such asset, claim or right. To the extent any asset, claim or right may not be assigned to the Company by reason of the absence of any such consent, the Company shall not be required to assume any duties, obligations or liabilities arising under such asset, claim or right.

         1.5 Private Placement of Active IQ Common Stock. On the Closing Date and subject to the terms and conditions of this Agreement, Active IQ shall issue Three Million Seven Hundred Fifty Thousand (3,750,000) original-issue shares of Common Stock (the "SHARES") to Hawk Sub as additional consideration to enter into this Agreement and make the Hawk Sub Contribution as described in Section 1.2(d) (the issuance of the Shares is referred to hereinafter as the "PRIVATE PLACEMENT"). Active IQ shall deliver the Shares to Hawk Sub on a delivery-against-payment basis on the Closing Date, and shall cause a certificate representing the Shares to be executed and delivered to Hawk Sub, at the address set forth in Section 8.1 below, no later than 14 calendar days after the Closing Date.

         All parties understand and acknowledge that the Private Placement, and Active IQ's obligation to issue Shares to Hawk Sub, are expressly conditioned on the representations and warranties of Hawk Sub set forth in Section 3.2.

                                   ARTICLE 2
                                    CLOSING

         2.1 Closing.

                  (a) The closing of the Contributions described herein shall take place at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 10:00 a.m., Minneapolis time, on June 26, 2003, or as soon as practicable thereafter but in no event to occur after June 27, 2003 (the "CLOSING"), or at such other place or different time or day as may


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         be mutually acceptable to the parties to this Agreement; provided, however, that all conditions to the Closing, as provided in this Agreement, have been met to the reasonable satisfaction of, or waived by, the particular party whose rights have been compromised by the failure to meet any such condition. The date and time on which the Closing occurs shall be referred to herein as the "CLOSING DATE."

                  (b) On the Closing Date, the Parties shall execute and deliver (as appropriate) this Agreement and all of the Ancillary Documents, as defined in Section 2.2 below, contemplated by this Agreement and shall perform the Contributions. After all of the appropriate documents have been executed and the required Contributions have been performed, the Company shall register the above-referenced number of Units in the respective names of Active IQ and Hawk Sub in the Company's required records under the Minnesota limited liability company act (the "LLC ACT").

         2.2 Ancillary Documents. At the Closing, the parties will enter into the following agreements, execute and deliver the following instruments, and/or cause the following instruments to be executed and delivered (collectively, the "ANCILLARY DOCUMENTS"):

                  (a) Assignments of Kwagga Agreement. Hawk shall deliver, or shall have delivered prior to the Closing Date, an assignment of the Kwagga Agreement pursuant to which all of Hawk's right, title and interest in, to and under the Kwagga Agreement are assigned to Hawk Sub, in form and substance agreeable to Active IQ in its sole discretion; and Hawk Sub shall deliver an assignment of the Kwagga Agreement pursuant to which all of Hawk Sub's right, title and interest in, to and under the Kwagga Agreement are assigned to the Company, in form and substance agreeable to Active IQ in its sole discretion.

                  (b) Assignments of Oxide Zone Rights. Hawk shall deliver, or shall have delivered prior to the Closing Date, an assignment of (or agreement to assign) the Oxide Zone Rights pursuant to which all of Hawk's right, title and interest in, to and under such Oxide Zone Rights are assigned to Hawk Sub, in form and substance agreeable to Active IQ in its sole discretion; and Hawk Sub shall deliver to the Company an assignment of all of Hawk Sub's rights with respect to the Oxide Zone Rights, in form and substance agreeable to Active IQ in its sole discretion.

                  (c) Written Action by the Board of Directors of the Company. Those individual persons selected by the respective Members to serve as directors of the Company shall execute a written action of the Company's board of directors, in a form mutually agreed upon by the parties, completing the process of organizing the Company under the LLC Act, including but not limited to the valuation and acceptance of the Contributions by each of the Members to the Company, the adoption of Company bylaws, and the issuance of Units to Active IQ and Hawk Sub in exchange for the Contributions.

                  (d) Member Control Agreement. The Members shall execute and deliver a Member Control Agreement with respect to the Company, in a form mutually agreed upon by the parties, governing the relationship among the Members and the Company and, inter alia, the restrictions on the transfer of Company Units.

                  (e) Resignations. Active IQ shall cause to be delivered the written resignations of a sufficient number of directors serving on the board of directors of Active IQ, such resignations to be effective immediately prior to the Closing, in furtherance of the representation and warranty of Active IQ contained in Section 3.3(l) herein.


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                  (f) Active IQ Management. The board of directors of Active IQ shall execute a written action pursuant to which the board of directors shall: (i) appoint two additional directors to serve on Active IQ's board of directors, both of whom shall be chosen by Hawk; (ii) appoint a third additional director, who shall be agreed upon by Hawk and Active IQ prior to Closing, to serve on Active IQ's board of directors; and (iii) appoint three new corporate officers to the positions of Chief Executive Officer, Chief Financial Officer and Secretary, all as mutually agreed upon by Hawk, Hawk Sub and Active IQ.

         2.3 Wire Transfer of Active IQ Contribution. On the Closing Date, the first installment of the Active IQ Contribution, described in Section 1.1(a)(i), shall be payable by wire transfer of immediately available funds to an account mutually agreed upon by the Members prior to Closing.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         To induce the parties to enter into this Agreement and to make the Contributions and engage in the other transactions described herein, the parties hereby represent and warrant to each other party to this Agreement as follows:

         3.1 Representations and Warranties of Hawk and Hawk Sub. Hawk and Hawk Sub hereby jointly and severally represent and warrant to Active IQ:

                  (a) Organization; Good Standing, Etc. Hawk is a corporation duly organized, validly existing and in good standing under the laws of the Canadian Province of Ontario, and has the requisite power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted. Hawk Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted.

                  (b) Charter Documents. Copies of the articles of incorporation, certificate of incorporation and bylaws, including all amendments thereto (collectively, the "CHARTER DOCUMENTS"), of Hawk have been delivered to legal counsel for Active IQ prior to the execution of this Agreement, and are true and complete copies of the duly and legally adopted Charter Documents in effect as of the date of this Agreement. Copies of the corresponding Charter Documents (i.e., articles of organization, certificate of organization and bylaws), including all amendments thereto have to have been delivered to legal counsel for Active IQ prior to the execution of this Agreement, and are true and complete copies of the duly and legally adopted Charter Documents in effect as of the date of this Agreement.

                  (c) Due Authorization. This Agreement and the Ancillary Documents have been duly authorized by all necessary corporate action on behalf of Hawk, have been duly executed and delivered by authorized officers of Hawk, are valid and binding agreements on the part of Hawk and are enforceable against Hawk in accordance with their respective terms. Similarly, this Agreement and the Ancillary Documents have been duly authorized by all necessary company action on behalf of Hawk Sub, have been duly executed and delivered by authorized officers of Hawk Sub, are valid and binding agreements on the part of Hawk Sub and are enforceable against Hawk Sub in accordance with their respective terms.

                  (d) No Conflict. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation or performance of any of the transactions contemplated by this Agreement or any of the Ancillary Documents (such transactions collectively


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         referred to hereinafter as the "CONTEMPLATED TRANSACTIONS") will directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of or default under any provision of the Charter Documents of Hawk or Hawk Sub or any resolution adopted by the shareholders of Hawk or Hawk Sub; (ii) contravene, conflict with or result in a violation of or default under, or give any Governmental Body (as defined below) or other Person (as defined below) the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Hawk or Hawk Sub is subject;
         (iii) contravene, conflict with or result in a violation of or default under any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization (as defined below) held by Hawk or Hawk Sub or that otherwise relates to the business of Hawk or Hawk Sub; or (iv) contravene, conflict with or result in a violation or breach of or default under any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any contract or other arrangement to which Hawk or Hawk Sub is a party or by which Hawk or Hawk Sub is bound. Except as set forth on
         Schedule 3.1(d) hereof, neither Hawk nor Hawk Sub will be required to give any notice to or obtain any consent from any Person in order for Hawk or Hawk Sub to consummate the Contemplated Transactions. Furthermore, neither the assignment of the Kwagga Agreement by Hawk or Hawk Sub, or Hawk Sub Contribution will cause a violation of any laws regarding fraudulent transfer or conveyance, or similar laws to which Hawk or Hawk Sub are subject.

                  For the purposes of this Agreement, the term "GOVERNMENTAL AUTHORIZATION" means any approval, certificate, consent, franchise, license, permit, registration, variance, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any legal requirement. The term "GOVERNMENTAL BODY" means any (i) nation, state, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, provincial, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental agency, branch, department, official or entity and any court or other tribunal; (iv) multi-national organization or body; or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature. Finally, the term "PERSON" means any individual, partnership, corporation, limited liability company, association, joint-stock company, trust, joint venture, unincorporated organization or association or a governmental entity (or any department, agency or political subdivision thereof).

                  (e) Rights, Title and Interest; Encumbrances. After the Hawk Sub Contribution, the Company will own all of the rights, title and interest originally vested in and held by Hawk and Hawk Sub with respect to the Kwagga Agreement, and neither (i) the Kwagga Agreement, or (ii) any of the rights of Hawk or Hawk Sub in, to and under the Kwagga Agreement, subject to any pledge, lease, lien, charge, security interest, encumbrance or restriction of any kind.

                  (f) Litigation; Governmental Proceedings. Except as set forth on Schedule 3.1(f) hereof, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations (any of the foregoing are a "PROCEEDING") pending or threatened against Hawk, Hawk Sub or any of their respective properties or business, or any officer or director of Hawk or Hawk Sub in their capacity as such, and neither Hawk, Hawk Sub nor any officer or director of such parties are aware of any facts that are reasonably expected to result in or form the basis for any such Proceeding. Neither Hawk nor Hawk Sub are in default with respect to any judgment, order or decree of any court or any Governmental Body.


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                  (g) Compliance with Applicable Laws and Other Instruments. The properties, business and operations of Hawk and Hawk Sub have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all Governmental Bodies to which such parties are subject. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement or Ancillary Documents, nor the consummation of the Contemplated Transactions will, with or without the giving of notice or passage of time (or both), result in any breach of, or constitute a default under any agreement or other instrument to which the Hawk or Hawk Sub are a party or by which they or any of their respective properties, assets or rights is bound or affected. Neither Hawk nor Hawk Sub is in violation of its Charter Documents, nor are the Parties in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. Hawk and Hawk Sub are not subject to any restriction that would prohibit them from entering into or performing their obligations under this Agreement or the Ancillary Agreements.

                  (h) Licenses. Immediately prior to and immediately following the Closing, Hawk and Hawk Sub do and will possess, from the appropriate Governmental Bodies, all licenses, permits, authorizations, approvals, franchises and rights that (i) are necessary for them to engage in the business they currently conduct, and (ii) if not possessed by them or the Company, would not have a material adverse effect on the Company. Neither Hawk nor Hawk Sub have any reasonable basis to conclude that they, or, after the Hawk Sub Contribution, the Company, will not be able to obtain any license, permit, authorization, approval, franchise and right that may be required for the Company to assert any rights under the Kwagga Agreement and the Project.

                  (i) Absence of Restrictive Agreements. Other than Kwagga, no Person, other than Hawk or Hawk Sub has any claim of any kind whatsoever in respect of the Kwagga Agreement. Furthermore, there are no agreements or other obligations by which Hawk or Hawk Sub is bound, which restrict the ability of Hawk or Hawk Sub to enter into this Agreement, to form, organize or operate the Company, or to perform any of the Contemplated Transactions.

                  (j) No Brokers or Finders. Except for Boston Financial Partners, no Person has or will have, as a result of any contractual undertaking by Hawk or Hawk Sub, any right, interest or valid claim against Hawk or Hawk Sub for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the Contemplated Transactions, specifically including the Kwagga Agreement.

                  (k) Oxide Zone Rights. Hawk and Hawk Sub are, pursuant to Sections 1.2 and 1.3, assigning their entire rights, title and interest in, under and to, and otherwise associated and in connection with, any mining claims insofar as they relate, and are limited to, that portion of the mineral resource located on the "Holdsworth Property" (as such term is described in the Report on the Holdsworth Gold Prospect Wawa Area, Ontario, for Hawk Junction Capital Corp., dated October 2002, and authored by Seymour M. Sears, P. Geo., hereinafter referred to as the "REPORT," a copy of which all parties to this Agreement acknowledge to have received prior to Closing) and comprising the "Black Sand Zone" overlying the "Algoma Iron Formation" (as both terms are described in the Report). The foregoing rights are herein referred to as the "OXIDE ZONE RIGHTS." Furthermore, Hawk represents and warrants that the Oxide Zone Rights comprise a portion of, at the very least, a mining claim giving it the right to explore for valuable mineral deposits and apply for an exclusive mining lease with respect to the property located near Hawk Junction, Ontario.


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         3.2 Representations and Warranties of Hawk Sub. Hawk Sub hereby represents and warrants to and covenants and agrees with Active IQ as follows:

                  (a) Member Control Agreement. Hawk Sub understands and acknowledges that by performing the Hawk Sub Contribution and executing and delivering the Member Control Agreement, Hawk Sub will become bound by the terms of the Member Control Agreement, including those provisions restricting a Member's ability to buy, sell or otherwise transfer their Company Units.

                  (b) Investment Representations with regard to Private Placement. Hawk Sub hereby represents and warrants to the Company and to Active IQ, respectively, with respect to the Hawk Sub Contribution and the concomitant investments by Hawk Sub in Company Units and the Shares (such Units and Shares are collectively referred to herein as the "SECURITIES"), as follows:

                           (i) Hawk Sub is acquiring the Securities for its own
                  account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT");

                           (ii) Hawk Sub understands that the Securities are
                  being offered and sold by the Company and Active IQ in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that both the Company and Active IQ are relying upon the accuracy of, and Hawk Sub's compliance with, Hawk Sub's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Hawk Sub to purchase the Securities;

                           (iii) Hawk Sub understands that the Securities have
                  not been approved or disapproved by the United States Securities and Exchange Commission (the "COMMISSION") or any state securities commission;

                           (iv) Hawk Sub understands that there will be no
                  market for the Units, that there are significant restrictions on the transferability of the Securities, and that, for these and other reasons, Hawk Sub may be unable to liquidate an investment in the Securities for an indefinite period of time; and

                  (c) Restrictions on Resale; Rule 144. Hawk Sub understands and acknowledges that, upon issuance pursuant to Section 1.5, the Securities will not be registered under the Securities Act or any state securities laws by reason of the availability of an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rules 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of Active IQ upon these exemptions is predicated in part upon this representation by Hawk Sub. Hawk Sub further understands and acknowledges that the Securities may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or
         (ii) an exemption from the requirements of the Securities Act and applicable state securities laws. Hawk Sub understands and acknowledges that (i) an exemption from such registration is not presently available pursuant to Securities Act Rule 144 promulgated by the Commission, (ii) Active IQ makes no commitment to become or remain eligible for Rule 144, and (iii) Hawk Sub may not sell any Securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such shorter period as the Commission may hereafter adopt) after the acquisition of such Securities.


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                  (d) Restrictive Legend. Hawk Sub acknowledges and agrees that, upon issuance of the Shares pursuant to this Agreement, certificates representing the Shares shall have endorsed thereon legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares until such legend has been removed):

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO THEIR DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUING CORPORATION, AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER APPLICABLE SECURITIES LAWS.

         3.3 Representations and Warranties of Active IQ. Active IQ hereby represents and warrants to Hawk Sub:

                  (a) Member Control Agreement. Active IQ understands and acknowledges that by performing the Active IQ Contribution and executing and delivering the Member Control Agreement, Active IQ will become bound by the terms of the Member Control Agreement, including those provisions restricting a Member's ability to buy, sell or otherwise transfer their Company Units.

                  (b) Organization; Good Standing, Etc. Active IQ is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite power and authority to carry on its business as it is now being conducted and as it is proposed to be conducted.

                  (c) Charter Documents. Copies of Active IQ's Charter Documents have been delivered to legal counsel for Hawk prior to the execution of this Agreement, and are true and complete copies of the duly and legally adopted Charter Documents in effect as of the date of this Agreement.

                  (d) Due Authorization. This Agreement and the Ancillary Documents have been duly authorized by all necessary corporate action on behalf of Active IQ, have been duly executed and delivered by authorized officers of Active IQ, are valid and binding agreements on the part of Active IQ and are enforceable against Active IQ in accordance with their respective terms.

                  (e) Capitalization. As of June 26, 2004, the Company's authorized capital stock consists of 150,000,000 shares of capital stock; of which 13,307,181 shares of Common Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, the Company has outstanding stock options to purchase 2,805,545 shares of Common Stock, and outstanding warrants to purchase 9,269,301 shares of Common Stock.

                  (f) Valid Issuance. The Shares to be issued to Hawk Sub in the Private Placement, when issued and paid for pursuant to the terms of this Agreement (i.e., upon the performance by Hawk Sub of the Hawk Sub Contribution), will be duly authorized and validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than those restrictions relating to the Securities Act.

                  (g) Litigation; Governmental Proceedings. Except as set forth on Schedule 3.3(g) hereof, there are no Proceedings pending or threatened against Active IQ or any of their respective properties or business, or any officer or director of Active IQ in their capacity as such, and neither Active IQ nor any of its officers or directors are aware of any facts that are reasonably expected to result in or form the basis for any such Proceeding. Active IQ is not in default with respect to any judgment, order or decree of any court or any Governmental Body.

                  (h) No Conflict. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of or default under any provision of the Charter Documents of Active IQ or any resolution adopted by the shareholders of Active IQ; (ii) contravene, conflict with or result in a violation of or default under, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Active IQ is subject; (iii) contravene, conflict with or result in a violation of or default under any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization held by Active IQ or that otherwise relates to the business of Active IQ; or (iv) contravene, conflict with or result in a violation or breach of or default under any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any contract or other arrangement to which Active IQ is a party or by which Active IQ is bound. Except as set forth on Schedule 3.3(h) hereof, Active IQ will not be required to give any notice to or obtain any consent from any Person in order for Active IQ to consummate the Contemplated Transactions.

                  (i) Compliance with Applicable Laws and Other Instruments. The properties, business and operations of Active IQ have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all Governmental Bodies. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement or Ancillary Documents, nor the consummation of the Contemplated Transactions will, with or without the giving of notice or passage of time (or both), result in any breach of, or constitute a default under any agreement or other instrument to which Active IQ is a party or by which it or any of its properties, assets or rights is bound or affected. Active IQ is not in violation of its Charter Documents, nor is it in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. Active IQ is not subject to any restriction that would prohibit it from entering into or performing its obligations under this Agreement or the Ancillary Agreements.

                  (j) No Brokers or Finders. Except for Boston Financial Partners and Wayne W. Mills (the fees for which, if any, will be paid by Hawk) no Person has or will have, as a result of any contractual undertaking by Active IQ, any right, interest or valid claim against Active IQ for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the Contemplated Transactions.

                  (k) Absence of Restrictive Agreements. There are no agreements or other obligations by which Active IQ is bound, which restrict the ability of Active IQ to enter into this Agreement, to form, organize or operate the Company, or to perform any of the Contemplated Transactions.

                  (l) Board of Directors; Management. As of the Closing, Active IQ's board of directors shall consist of no more than two persons. Three additional directors shall be appointed to serve on the board of directors of Active IQ pursuant to the written action described in
         Section 2.2(f).

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         The obligation of each party to this Agreement to close the Contemplated Transactions is subject to the fulfillment or waiver, on or prior to the Closing Date, of the conditions set forth in this Article 4, as follows:

         4.1 Representations and Warranties. Each party's obligation to close the Contemplated Transactions is subject to the truth and accuracy, in all respects, of the representations and warranties of each other party, made to and for the benefit such party, under this Agreement as of the Closing Date with the same effect as though made on and as of such date.

         4.2 Ancillary Documents. Each party's obligation to close the Contemplated Transactions is subject to the execution and delivery, at the Closing, of all Ancillary Documents by all parties thereto.

         4.3 Supporting Documents. Legal counsel for each of the parties to this Agreement shall have received the following: (a) a copy of resolutions of the other parties' board of governors or directors, as the case may be, authorizing and approving the execution, delivery and performance of this Agreement and any Ancillary Documents to which it is a party; all such resolutions shall be certified by a corporate or company officer of the delivering party; and (b) copies of Charter Documents, certified by the governmental agencies responsible for the filing and certification of such Charter Documents.

         4.4 Consents and Approvals. No party shall be obligated to close the Contemplated Transactions unless, on or prior to the Closing Date, the parties shall have received all consents and approvals necessary to consummate the Contemplated Transactions.

         4.5 Certificate of Officers. Each party's obligation to close the Contemplated Transactions is subject to the delivery, by each other party who made a representation and warranty to and for the benefit of such party, of a certificate, dated as of the Closing Date, executed by the delivering party's Chief Executive Officer or similar officer, certifying to the delivering party's satisfaction of the conditions specified in Sections 4.1 through 4.4.

         4.6 Composition of Board of Directors. Each party's obligation to close the Contemplated Transactions is subject to the mutual agreement of Hawk and Active IQ with respect to the third new director to be appointed by mutual agreement of such parties pursuant to the written action of the board of directors of Active IQ to be delivered at Closing, as contemplated by Section 2.2(f).

                                    ARTICLE 5
                                    COVENANTS

         5.1 No Publicity. The parties agree that, except as required by applicable law, they will not make any press releases or other announcements prior to or at the time of Closing with respect to the Contemplated Transactions without the prior approval of the other Party, which approval will not be unreasonably withheld or delayed.

         5.2 Claims of Shareholders or Equity Interest Holders. The parties agree that any Proceeding brought by a shareholder or equity interest holder of any of the parties against another party to this Agreement as a result of the Contemplated Transactions shall be defended by the party whose shareholder or equity interest holder brings the Proceeding.

         5.3 Stop Transfer Instructions; Legends. Active IQ agrees that no instruction, other than the instructions referred to in this Section 5.3 and customary stop-transfer instructions prior to the registration and sale of the Shares pursuant to an effective Securities Act registration statement, shall be given to its transfer agent for the Shares. The Shares shall otherwise be freely transferable on the Company's books and records as and to the extent provided in this Agreement and applicable law. Nothing contained in this Section 5.3 shall affect in any way Hawk Sub's (or any subsequent transferee's) obligations and agreement to comply with all applicable securities laws upon resale of any Shares. If at any time Hawk Sub provides Active IQ with an opinion of counsel reasonably satisfactory to Active IQ that registration of the resale by Hawk Sub of any Shares is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, then Active IQ shall permit the transfer of such Shares and promptly instruct its transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

         5.4 Oxide Zone Rights. Hawk agrees to use reasonable efforts to promptly determine the precise nature and extent of its mining claim with respect to the Oxide Zone Rights, specifically including whether the mining claim is patented or unpatented.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

         6.1 Piggyback Registration.

                  (a) Active IQ covenants to and agrees with Hawk Sub that, if at any time following the commencement of the Registration Period, as defined in paragraph (c) below, (i) Active IQ proposes to file a registration statement under the Securities Act (expressly excluding amendments to currently filed but not yet effective registration statements, if any and any inappropriate forms for piggyback registration such as Forms S-4, S-8 or their successor forms) with respect to any class of security in connection with either a primary registration on behalf of Active IQ itself or a secondary registration on behalf of holders of securities, and (ii) the registration statement may be used for registration of the Shares, then Active IQ will give written notice to Hawk Sub at least 30 days prior to the filing of such registration statement and will include in such registration statement the Shares to the extent that Hawk Sub provides a written request for inclusion therein within 20 days after receipt of the Active IQ's written notice.

                  (b) Active IQ will use its best efforts, through its officers, directors, auditors and counsel, to cause to become effective such registration statement as promptly as practicable. At such time after the filing of the registration statement when the Commission indicates, either orally or in writing, that it is willing to entertain requests for acceleration of effectiveness of such registration statement,

         Active IQ shall promptly request that the effectiveness of such registration statement be accelerated; provided, however, that Active IQ shall not have an obligation to register Shares if such Shares are already then covered by an existing registration statement.

                  (c) For purposes of this Article 6, the term "REGISTRATION PERIOD" shall mean the period of time following the Closing after which
         (i) Active IQ has raised an aggregate of at least $2.0 million in gross proceeds from one or more public offerings of equity securities, including for this purpose so-called "PIPE" transactions, and (ii) the closing sales price of Active IQ Common Stock is at least One Dollar and No/100 ($1.00) per share of Common Stock for a minimum of 20 consecutive trading days.

         6.2 Subsequently Issued Shares. The piggyback registration rights of Hawk Sub set forth in Section 6.1 above shall include any shares of Active IQ Common Stock issued to Hawk Sub in connection with the purchase and sale of all of Hawk Sub's remaining membership interest in the Company pursuant to Section
8.7 of the Member Control Agreement, and all such shares of Common Stock shall be considered "Shares" for all purposes of this Article 6.

         6.3 Certain Limitations.

                  (a) Notwithstanding anything else to the contrary contained in this Article 6, if a greater number of shares of Common Stock are offered for participation in a proposed offering than, in the reasonable opinion of the managing underwriter of such proposed offering, if any, can be accommodated without adversely affecting the proposed offering, then the amount of Shares (including shares of Common Stock registrable under Section 6.2 above) shall be proportionately reduced together with the securities of other selling shareholders participating in the registration to the extent deemed satisfactory by the managing underwriter.

                  (b) Active IQ's obligation to include any Shares in a registration statement is contingent upon the cooperation of Hawk Sub in the preparation and filing of any such registration statement, such cooperation to include the furnishing of information concerning Hawk Sub for inclusion in such registration statement.

         6.4 Fees and Expenses. Active IQ shall bear all expenses and fees incurred in connection with the preparation, filing and amendments, if any, of any registration statement under which Hawk Sub exercises its rights to piggyback registration under this Article 6; provided, however, that Hawk Sub shall pay all fees, disbursements and expenses of any counsel or expert it retains and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in a registration statement of Active IQ.

         6.5 Length of Effectiveness. Active IQ shall prepare and file with the Commission such amendments (including post-effective amendments) to any registration statement under which Shares are being registered, and supplements thereto, as may be necessary to keep such registration statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the prospectus forming part of the registration statement to be current and useable by Hawk Sub for resales of the Shares for a two-year period after the date on which such registration statement is first declared effective by the Commission, or, if shorter, two years after the date of issuance of the Shares or when all the Shares covered by the registration statement have been sold pursuant thereto in accordance with the plan of distribution provided in the prospectus, transferred pursuant to Rule 144 under the Securities Act, or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 Indemnification. Each party shall indemnify and hold harmless (each an "INDEMNIFYING PARTY") the others (the party or parties to be indemnified in any particular case is collectively referred to hereinafter as an "INDEMNIFIED PARTY") from, against and in respect of any and all Damages, as defined below, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any (a) misrepresentation, (b) breach of a representation or warranty or (c) non-fulfillment of any agreement or covenant hereunder on the part of such Indemnifying Party. Moreover, each Indemnifying Party will indemnify and hold harmless an Indemnified Party hereto from, against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, costs (including reasonable attorneys' fees) and legal and other expenses incident to any of the foregoing or to the enforcement of this Section.

         As used in this Article 7, the term "DAMAGES" means all actual damages suffered or incurred by an Indemnified Party, including without limitation all compensatory damages, but excluding any consequential or punitive damages.

         7.2 Survival. All of the indemnity obligations herein shall survive the Closing for a period of three years from the Closing Date.

         7.3 Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) Third Party Claims. In the event that any claim or demand for which one party would be liable to the other hereunder is asserted against or sought to be collected by a third party (a "THIRD PARTY CLAIM"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "CLAIM NOTICE"); provided, however, that failure of an Indemnified Party to give notice as provided in this Section 7.3(a) shall relieve the Indemnifying Party of its obligations hereunder to the extent that the Indemnifying Party actually has been prejudiced by such failure to give notice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, as promptly as practicable and, in any event, within ten days after such Indemnified Party's receipt thereof, copies of all notices and other documents relating to the Third Party Claim.

                  In addition:

                           (i) The Indemnifying Party will have 30 days from its
                  receipt of the Claim Notice (the "NOTICE PERIOD") to assume or cause the assumption of the defense thereof with counsel selected by the Indemnifying Party (provided such counsel is not reasonably objected to by the Indemnified Party).

                           (ii) Should the Indemnifying Party elect to assume or
                  cause the assumption of the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnifying Party has agreed in writing to pay such fees and expenses.

                           (iii) If the Indemnifying Party assumes the defense
                  of a Third Party Claim, then, as long as the Indemnifying Party is reasonably contesting such claim in good faith, the

                  Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge any Third Party Claim without the Indemnifying Party's prior written consent, and the Indemnified Party will agree to any settlement, compromise or discharge of the Third Party Claim the Indemnifying Party may recommend which releases the Indemnified Party in connection with such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, then the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim.

                           (iv) The amount that an Indemnifying Party shall be
                  obligated to reimburse an Indemnified Party in connection with any Third Party Claim shall be reduced by the amount of the insurance benefits, if any, obtained by the Indemnified Party (or for its benefit) by reason of the matter giving rise to such Claim.

                           (v) The amount that any Indemnifying Party shall be
                  obligated to reimburse an Indemnified Party in connection with any Third Party Claim shall be reduced by an amount equal to any income tax benefits obtained by such party (or for its benefit) as a result of the event giving rise to the Indemnifying Party's obligation to make the reimbursement, after taking into account (1) any insurance benefits described in the preceding paragraph and (2) the income tax treatment of the Indemnified Party's receipt of such insurance benefits and reimbursement.

                  (b) Other Claims. In the event that a party should have a claim against another party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the claim, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand); provided, however, that failure of an Indemnified Party to give notice as provided in this Section 7.3(b) shall relieve the Indemnifying Party of its obligations hereunder to the extent that the Indemnifying Party actually has been prejudiced by such failure to give notice. If the Indemnifying Party does not notify the Indemnified Party within 30 days after receipt of notice thereof that the Indemnifying Party disputes such claims, the amount of such claim shall be conclusively deemed a liability of the Indemnified Party hereunder.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Notices. All notices required to be given by this Agreement shall be made in writing either: (a) by personal or commercial courier delivery to the party requiring notice and securing a written receipt, or (b) by mailing the notice to the last known address of the party requiring notice, by registered mail, return-receipt requested. Notice shall be treated as given when personally received or, if sent as provided above, the effective date of the notice shall be the date of the written receipt received upon delivery in clause (a) above or (except in the event of a mail strike) the date the notice is sent pursuant to clause (b) above.

         Such notices will be given to a party at the address set forth below:

      If to Active IQ:                       Active IQ Technologies, Inc.
                                             800 Nicollet Mall, Suite 2690
                                             Minneapolis, Minnesota  55402
                                             Attention:  Chief Executive Officer

      If to Hawk:                            Hawk Precious Minerals Inc.
                                             404 - 347 Bay Street
                                             Toronto, Ontario
                                             M5H 2R7
                                             Attention:  President

      If to Hawk Sub:                        Hawk Precious Minerals USA, Inc.
                                             404 - 347 Bay Street
                                             Toronto, Ontario
                                             M5H 2R7
                                             Attention:  Chief Executive Officer

         Any party to this Agreement may, at any time by giving five days prior written notice to the other parties, designate any other address in substitution of the foregoing address. All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same.

         8.2 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         8.3 Entire Agreement. Except for the Articles of Organization of the Company, the Company bylaws, the Member Control Agreement with respect to the Company, and any other Ancillary Documents, this Agreement constitutes the entire agreement among the parties with respect to the Company and the joint venture contemplated hereby. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

         8.4 Oral Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only pursuant to a written statement signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         8.5 Governing Law; Jurisdiction and Venue. This Agreement and the rights of the parties hereunder shall be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota without regard to the principles of conflicts-of-law. Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Minneapolis or the state courts of the State of Minnesota sitting in the City of Minneapolis in connection with any dispute arising in connection with the Contemplated Transactions. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Section 8.1. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         8.6 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

         8.7 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine and neuter.

         8.8 Interpretation. All references herein to Articles, Sections and paragraphs refer to Articles, Sections and paragraphs of this Agreement, unless the context of such reference indicates otherwise. All Article, Section and paragraph headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         8.9 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. Each party shall become bound by this Agreement immediately upon signing and delivering any counterpart, independently of the signature of any other party. Nevertheless, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

         8.11 Further Assurances. Each party hereby agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the Contemplated Transactions.

         8.12 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto and their respective successors and assigns, and no other Person will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise; provided, however, that all representations and warranties of the parties contained in Article 3 shall also inure to the benefit of the Company upon the Closing.

         8.13 Incorporation by Reference. Each of the exhibits, schedules and other appendices attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference, unless this Agreement expressly otherwise provides.

         8.14 Discretion. Whenever a Person may take action under this Agreement is his, her or its "sole discretion," "sole and absolute discretion" or "discretion," or under a grant of similar authority or latitude, such Person shall be entitled to consider any factors and interests as it desires, including its own interests.

         8.15 Arbitration. If any controversy or claim arising out of this Agreement cannot be settled by the parties hereto and, if applicable, the Company (the "disputants"), the controversy or claim shall be resolved pursuant to informal arbitration by an arbitrator selected under and conducted pursuant to the Commercial Rules of the American Arbitration Association (as then in effect for expedited proceedings) and located in Minneapolis, Minnesota; and the arbitration shall be conducted in that same location under such rules. Notwithstanding the foregoing, no disputant shall be required to seek arbitration regarding any cause of action that would entitle such disputant to injunctive relief. Each of the disputants shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement (including other applicable agreements) and may not change any of such provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator.

         The determination of the arbitrator shall be conclusive and binding upon the parties and a court judgment upon the same may be entered in any court having competent jurisdiction thereof. The arbitrator shall give written notice to the disputants stating the arbitrator's determination, and shall furnish to each disputant a signed copy of such determination. The expenses of arbitration shall be borne equally by the opposing disputants or as the arbitrator shall otherwise equitably determine.

         8.16 Litigation Expense. If any disputant (as defined in Section 8.15, and including all disputants opposing one or more other disputants as one party) is made or shall become a party to any litigation (including arbitration) commenced by or against another disputant involving the enforcement of any of the rights or remedies of such disputant, or arising on account of a default of the other disputant in its performance of any of the other disputant's obligations hereunder, then the prevailing disputant in such litigation shall receive from the other disputant all costs incurred by the prevailing disputant in such litigation, plus reasonable attorneys' fees to be fixed by the court or arbitrator (as applicable), with interest thereon from the date of judgment or arbitrator's decision at the rate of ten percent (10%) or, if less, the maximum rate permitted by law.

         IN WITNESS WHEREOF, the undersigned have set their hands to this Joint Venture and Joint Contribution Agreement to be effective as of the date first set forth above.



                                ACTIVE IQ TECHNOLOGIES, INC.



                                /s/ Kenneth W. Brimmer
                                ------------------------------------------------
                                KENNETH W. BRIMMER, Chief Executive Officer



                                HAWK PRECIOUS MINERALS INC.



                                /s/ H. Vance White
                                ------------------------------------------------
                                H. VANCE WHITE, President



                                HAWK PRECIOUS MINERALS USA, INC.



                                /s/ H. Vance White
                                ------------------------------------------------
                                H. VANCE WHITE, Chief Executive Officer

Pursuant to Item 601(b)(2) of Regulation S-K, certain Schedules and Exhibits have been omitted from this Agreement. The Registrant will furnish a copy of any omitted Schedule or Exhibit to the Commission upon request.